Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ServiceTitan, Inc. of our report dated April 16, 2024 relating to the financial statements of ServiceTitan, Inc., which appears in ServiceTitan, Inc.’s Registration Statement on Form S-1 (No. 333-283296).

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 11, 2024